UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

NTN BUZZTIME, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-11460	31-1103425
Commission File Number	(IRS Employer Identification No.)

2231 Rutherford Road, Suite 200 Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2015 annual meeting of stockholders held on June 5, 2015, the Company’s stockholders considered and voted upon the following proposals:

1.	To elect six (6) directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan; and

3.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015.

The number of shares of common stock issued, outstanding and eligible to vote at the 2015 annual meeting as of the record date of April 8, 2015 was 92,380,970. The final voting results on each of the matters presented to the stockholders are as follows:

1.	Election of Directors: The six (6) individuals below were elected as directors until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Name	For	Withheld	Broker Non-Votes
Jeff Berg	42,496,286	1,813,990	29,534,357
Mary Beth Lewis	34,727,437	9,582,839	29,534,357
Steve Mitgang	34,736,568	9,573,708	29,534,357
Tony Uphoff	41,592,418	2,717,858	29,534,357
Paul Yanover	43,164,635	1,145,641	29,534,357
Ram Krishnan	43,164,935	1,145,341	29,534,357

2.	Approval of the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan: The NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
35,476,759	1,932,798	6,900,719	29,534,357

3.	Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015: The appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified.

For	Against	Abstain
72,084,939	1,598,906	160,788

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Dated: June 8, 2015	By:	/s/ Allen Wolff
Allen Wolff Chief Financial Officer